Exhibit 5.1

THE LAW OFFICES OF

THOMAS C. COOK

ATTORNEY AND COUNSELOR AT LAW

10470 W. CHEYENNE AVENUE, SUITE 530, PMB 303

LAS VEGAS, NEVADA 89129

(702) 524-9151

tccesq@aol.com

January 24, 2024

To: Board of Directors, General European Strategic Investments, Inc.

Re: Registration Statement on Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as your counsel in connection with the proposed issue and sale by General European Strategic Investments, Inc., a Nevada corporation (the "Company") of 5,000,000 shares of common stock, par value $0.001 (the "Company Shares"), along with 21,000,000 shares of common stock held by Selling Shareholders, on the terms and conditions set forth in the Registration Statement.

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The issue and sale of the Company Shares to be sold pursuant to the terms of the Registration Statement as filed with the Securities and Exchange Commission have been duly authorized and, upon the sale thereof in accordance with the terms and conditions of the Registration Statement will be validly issued, fully paid and non-assessable.

3. The shares held by the Selling Shareholders to be sold pursuant to the terms of the Registration Statement as filed with the Securities and Exchange Commission have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

Sincerely,

/s/ Thomas C. Cook__________________

Thomas C. Cook, Esq.